                                         EXHIBIT 3


                           STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT, made and entered into as of March 26, 1999, by and among VOXCOM HOLDINGS, INC., a Nevada corporation (hereinafter referred to as the "Seller" or the "Company"), MAXpc TECHNOLOGIES, INC., a wholly owned subsidiary of Seller ("MAX") and Jasper Resources Ltd. (hereinafter referred to as the "Buyer").

                             W I T N E S S E T H:

     WHEREAS, the Seller is a corporation engaged in the manufacture and sale of computer add-on equipment; and

     WHEREAS, the Seller desires to sell 4,000,000 shares of its Common Stock, par value ($0.0001) (the "Shares") to Buyer and Buyer desires to purchase the Shares on the terms and subject to the conditions set forth herein;

     NOW THEREFORE, in consideration of the premises and the mutual covenants set forth below and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto do hereby agree as follows:

                                      I.

                          PURCHASE AND SALE OF SHARES

     SECTION 1.01   Purchase and Sale of Shares.  Subject to the terms and
                    ---------------------------
conditions set forth herein, effective the date on which all transactions described herein are completed and closed (the "Closing Date") Seller shall issue and sell to the Buyer, and the Buyer shall purchase from Seller the Shares. Seller shall transfer all of its right, title, and interest in and to the Shares being issued by it to Buyer free and clear of any lien, security interest, or other encumbrance of any nature and free of any claim by any person or entity to or against the Shares.

     SECTION 1.02   Purchase Price. (a) The purchase price of the Shares
                    --------------
(hereinafter referred to as the "Purchase Price") shall be the sum of $8,660,000, payable in cash at the Closing pursuant to the Joint Escrow Instructions attached hereto as Exhibit D.

                                      II.

                 REPRESENTATIONS AND WARRANTIES OF THE SELLER

PART A. The Seller hereby represents and warrants to, and agrees with, the Buyer as follows, which representations and warranties are joined in by MAX:

     SECTION 2.01 Organization; Qualification.  The Company is a corporation
                  ---------------------------
duly organized and validly existing under the laws of the State of Nevada and is in good standing under such laws. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where failure to so qualify would not have a material adverse effect on the Company.

     SECTION 2.02 Capitalization.  The authorized capital stock of the Company
                  --------------
consists of (i) 25,000,000 nonassessable shares of Common Stock, $0.0001 par value per share, of which approximately 7,800,000 are issued and (ii) 50,000,000 shares of Preferred Stock, $0.0001 par value per share, including (x) 80,000 shares of Series A, having an issue price of $800,000, all of which are outstanding and (y) 350,000 shares of Series B, 316,000 of which are outstanding as of the date hereof and will be converted into 3,000,000 shares of Common Stock as of the Closing Date. All issued and outstanding shares of Company stock have been duly authorized and validly issued and are fully paid and nonassessable. The Company has sufficient authorized and unissued shares of Common Stock as may be reasonably necessary to effect the conversion of the Series B Preferred Stock and issue the Shares hereby. The Company has reserved a total of 15,491,601 shares of common stock for issuance upon exercise of outstanding Class A Warrants (4,839,101 shares at a $4.00 exercise price per share), Class B Warrants (160,835 shares at a $20.00 exercise price per share) warrants and options issued to employees and others to purchase 3,491,665 shares, 3,000,000 shares reserved for issuance upon exercise of Series B Preferred Stock and 4,000,000 shares contemplated by this Agreement. Based upon the foregoing, following the Closing, there will be issued and outstanding 23,297,000 shares of Common Stock on a fully diluted basis (assuming exercise and conversion of all derivative securities, regardless of exercise or conversion price), of which Buyer will own 7,000,000 shares (30%) on a fully diluted basis.

     SECTION 2.03 Authorization.  The Company has all requisite corporate right,
                  -------------
power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Company, its directors and stockholders necessary for (i) the authorization, execution and delivery and performance of this Agreement by the Company, (ii) the authorization, sale, issuance and delivery of the Shares by the Company and
(iii) the performance of the Company's obligations hereunder has been taken. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy as they may apply to the indemnification provisions set forth in this Agreement. Upon issuance and delivery pursuant to this Agreement, the Shares will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances except for those imposed by or on behalf of the Buyer, its creditors or agents.

     SECTION 2.04 No Conflict.  The execution and delivery of this Agreement do
                  -----------
not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, under, any provision of the Articles of Incorporation, and any amendments thereto, Bylaws, and any amendments thereto of the Company or any material mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree statute, law, ordinance, rule or regulation applicable to the Company, its properties or assets.

     SECTION 2.05 Full Disclosure.  There is no fact known to the Company (other
                  ---------------
than general economic conditions known to the public generally) that has not been publicly disclosed by the Company or disclosed in writing to the Purchaser which could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or in the earnings, business affairs, properties or assets of the Company, or (ii) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement. The Company has registered its Common Stock pursuant to Section 12 of the Securities Exchange Act of 1934 (the "1934 Act") and the Common Stock is listed and traded on the Nasdaq OTC Bulletin Board Market. The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such listing, and the Company has maintained all requirements for the continuation of such listing.

     SECTION 2.06 Governmental Consent, etc.  No consent, approval or
                  --------------------------
authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Shares, or the consummation of any other transaction contemplated hereby.

     SECTION 2.07 SEC Reports.  Since January 1, 1998, the Company has filed all
                  -----------
required forms, reports and documents with the SEC ("SEC Reports") required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder, all of which have complied in all material respects with all applicable requirements of the Securities Act of 1933 (the "1933 Act") and the 1934 Act, and the rules and interpretive releases promulgated thereunder. None of such SEC Reports, including without limitation any financial statements, notes, or schedules included therein, at the time filed, contained nor contain, any untrue statement of a material fact, or omitted or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets in or incorporated by reference into the SEC Reports fairly presents the financial position of the entity or entities to which it relates as of its date, and each of the related consolidated statements of operations and retained earnings and cash flows or equivalent statements in the SEC Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings and cash flows, as the case may be, of the entity or entities to which it relates for the period set forth therein (subject in the case of unaudited interim statements, to normal year-end audit adjustments) in each case in accordance with generally-accepted accounting principles applicable to the particular entity consistently applied throughout the periods involved, except as may be noted therein; and independent certified public accountants for the Company have rendered an unqualified opinion with respect to each audited financial statement included in the SEC Reports or, if qualified, such qualification is reasonably satisfactory to the Company. The consolidated financial statements included or to be included in the SEC Reports are hereinafter sometimes collectively referred to as the "Financial Statements."

     SECTION 2.08 Litigation.  Except as disclosed in the SEC Reports, there is
                  ----------
no action, proceeding or investigation pending, or to the Company's knowledge threatened, against the

Company which might result, either individually or in the aggregate, in any material adverse change in the business, prospects, conditions, affairs or operations of the Company. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company currently intends to initiate.

     SECTION 2.09 Title to Assets.  Except as set forth in the SEC Reports, the
                  ---------------
Company has good and marketable title to all properties and material assets described in the SEC Reports as owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company.

     SECTION 2.10 Subsidiaries.  Except as disclosed in the SEC Reports and the
                  ------------
financial statements, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity.

     SECTION 2.11 Absence of Certain Changes.  Since December 31, 1998, there
                  --------------------------
has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), or results of operations of the Company, except as disclosed in the SEC Reports. Since December 31, 1998, except as provided in the SEC Reports, the Company has not
(i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to stockholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business consistent with past practices; (v) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any changes in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

     SECTION 2.12 No Directed Selling Efforts in Regard to this Transaction.
                  ---------------------------------------------------------
The Company has not, and to the best of the Company's knowledge neither the Buyer nor any distributor, if any, participating in the offering of the Shares nor any person acting for the Company or any such distributor has conducted any "directed selling efforts" as that term is defined in Rule 902 of Regulation S. Such activity includes, without limitation, the mailing of printed material to investors residing in the United States, the holding of promotional seminars in the United States, the placement of advertisements with radio or television stations broadcasting in the United States or in publications with a general circulation in the United States, which discuss the offering of Shares. The Company represents and warrants that the sale of the Shares is not part of a plan or scheme to evade the registration provisions of the Act.

     SECTION 2.13 Due Diligence.  The Company has provided all information
                  -------------
requested by Buyer (as outlined in attached Exhibit E) concerning the business, books and records of Buyer and its Subsidiaries. Such information is materially true and correct in all respects, and does not fail to state any information required in order to make the information provided not misleading. The Company knows of no information not provided to Buyer in response to its requests.

     SECTION 2.14 Leases.  The Company and MAX are in material compliance with
                  ------
all Leases to which they are a party or by which their properties are bound. An estoppel from the lessors of such leases will be delivered at the Closing, certifying that the leases are in full force and effect and free of any default.

                                     III.

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to, and agrees with, the Seller as follows:

     SECTION 3.01 Investment Representations
                  --------------------------

          (a) The Buyer understands that the Shares have not been registered under the 1933 Act in reliance upon applicable exemptions from the registration requirements of the 1933 Act for sales to non-U.S. persons as defined by SEC Regulation S, and is similarly exempt under state securities laws, and that the Seller's reliance on such exemptions is predicated on the Buyer's representations set forth herein.

          (b) Buyer represents and warrants to the Company that (i) neither the Buyer nor any of the investors on whose behalf the Buyer may purchase and hold Shares (the "Investors") is a "U.S. person" as that term is defined in Rule 902(k) of Regulation S, and neither the Buyer nor any Investor is an entity organized or incorporated under the laws of any foreign jurisdiction by any "U.S. person" principally for the purpose of investing in securities not registered under the Act, unless the Buyer is or was organized or incorporated by "U.S. persons" who are accredited investors (as defined in Rule 501(a) under the Act) and who are not natural persons, estates or trusts ("Institutional Investors"), and all owners of interests in such entity who are "U.S. persons" are Institutional Investors, and not natural persons, estates or trusts; (ii) the Shares were not offered to the Buyer or to any Investor in the United States and at the time of execution of this Agreement and of any offer to the Buyer or to the Investors to purchase the Shares hereunder, the Buyer and each such Investor was physically outside the United States; (iii) the Buyer is purchasing the Shares for its own account and not on behalf of or for the benefit of any U.S. person and the sale and resale of the Shares have not been prearranged with any buyer in the United States; (iv) the Buyer hereby agrees that all offers and sales of the Shares prior to the expiration of a period commencing on the Closing of all Shares offered and ending one year thereafter (the "Restricted Period") shall not be made to U.S. persons or for the account or benefit of U.S. persons and shall otherwise be made in compliance with the provisions of Regulation S.

          (c) The Buyer acknowledges and agrees that the Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES COMMISSION OF ANY STATE. THEY ARE BEING SOLD PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION S PROMULGATED UNDER THE ACT, AND MAY NOT BE SOLD, OFFERED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO U.S. PERSONS (AS SUCH TERM IS DEFINED IN REGULATION S) UNLESS AND UNTIL EITHER (A) SUCH SHARES ARE REGISTERED UNDER THE APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

          (d) The Shares may not be offered or sold in the United States or to U.S. persons unless the Shares have been registered under the 1933 Act or an exemption for registration is available. The Shares are "restricted securities" for purpose of SEC Rule 144. Hedging transactions in the Shares may not be conducted unless in accordance with the 1933 Act.

     SECTION 3.02 Brokers.  Buyer has not made any agreement or arrangement
                  -------
which would result in any broker, finder, agent or other person or entity having any claim for any fee, commission, or payment against any Seller in connection with the negotiation or execution of this Agreement or the consummation of the transactions contemplated hereby.

     SECTION 3.03 Authorization, etc.  Buyer has the power, authority, and
                  ------------------
capacity to enter into this Agreement and to carry out the transactions contemplated hereby, and this Agreement has been duly executed and delivered by Buyer.

     SECTION 3.04 No Consent Required.  No consent, approval, order or
                  -------------------
authorization of, or registration, declaration or filing with any governmental or public body or authority is required for Buyer to execute and deliver this Agreement and perform its obligations hereunder.

     SECTION 3.05 German Laws. The issuance and sale of the Shares hereby will
                  -----------
not violate aprovision of law applicable to Buyer, including, without limitation, German securities laws.

                                      IV.

                                INDEMNIFICATION

     SECTION 4.01 Buyer's Claims. The Seller shall indemnify and hold harmless
                  --------------
Buyer, its successors and assigns, and their respective officers, directors, employees, shareholders, agents, attorneys and affiliates and the Escrow Agent serving pursuant to Exhibit D, against any and all damages, claims, losses, liabilities, and expenses actually incurred by Buyer, including, without limitation, legal, accounting, and other expenses, which may arise out of any breach of any of the covenants, representations or warranties made in Articles II and V of this Agreement by the Sellers.

     SECTION 4.02 Sellers' Claim. Buyer shall indemnify and hold harmless each
                  --------------
Seller and his assigns, agents, and affiliates against any and all damages, claims, losses, liabilities and expenses, including without limitation, legal accounting, and other expenses actually incurred by Sellers, which may arise out of any breach of any of the covenants, representations or warranties made in Articles III and V of this Agreement by Buyer.

                                      V.

                               OTHER AGREEMENTS

     SECTION 5.01 Future Assistance. Each party hereto shall assist the others
                  -----------------
in fulfilling the intent and purposes of this Agreement and shall take all such further action as shall be reasonably necessary to effectively convey the Shares to Buyer and allow for the timely reporting of the transaction to all governmental and taxing authorities.

     SECTION 5.02 Trading Market.  Buyer shall take all actions and assume all
                  --------------
cost and expense necessary to enable Seller to list the Shares for trading on a national or regional stock exchange in the Federal Republic of Germany.

     SECTION 5.03 Distributor.  Seller shall appoint Buyer or its designee to be
                  -----------
the exclusive distributor of Seller's products in the Republic of Germany pursuant to the Distribution Agreement in the form attached hereto as Exhibit A. Such agreement may be expanded to other European countries upon mutual agreement of the parties.

     SECTION 5.04 Corporate Governance.
                  --------------------

          (a) Seller shall adopt a restatement of its Bylaws in the form attached hereto as Exhibit B.

          (b) Buyer, Larry Cahill, Lawrence R. Biggs, Jr., Vision Finance and Management, and Donald G. McLellan of Seller shall execute the Voting Agreement attached hereto as Exhibit C.

     SECTION 5.05 Access and Reliance to Buyer.  Buyer and its agents, counsel,
                  ----------------------------
auditors, and other representatives shall be given access to all property, assets, books and records, and contracts of the Seller to enable a complete investigation for the purpose of verifying the accuracy of the representations and warranties set forth herein and otherwise investigating the status of the business and the condition of the Seller and its respective assets and liabilities; provided, however, that no such investigation or the failure to make any investigation shall in any way limit or affect the obligations or liabilities of the Seller hereunder and Buyer shall be deemed to have relied upon the representations, warranties, and covenants of the other parties contained herein. Buyer agrees that it will maintain all information so gathered as confidential, will not reveal any of such information to any third party or to any of its employees or agents who do not need to know of such information in the performance of their duties, without the express written consent of the other parties hereto, and will return all such information if this Agreement is terminated. If Buyer discovers any materially adverse information not previously actually known to Buyer, Buyer may terminate this Agreement by providing written notice of termination to the other parties hereto within ten business days of the date hereof.

     SECTION 5.06 Interim Actions.  Pending the Closing, Seller and MAX will
                  ---------------
continue to operate in the usual and ordinary course of business and consistent with past practice. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, neither the Company nor any of its Subsidiaries will, prior to the Effective Time, without the prior written consent of Buyer (a) issue, sell or pledge, or authorize or propose the issuance, sale or pledge of (i) additional shares of capital stock of any class, or securities convertible into any such shares, or any rights, warrants or options to acquire any such shares or other convertible securities, or (ii) any other securities in respect of, in lieu of or in substitution for, capital stock outstanding on the date hereof; (b) purchase or otherwise acquire, or propose to purchase or otherwise acquire, any outstanding securities; (c) declare or pay any dividend or distribution on any shares of its capital stock; (d) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into an agreement in principle or an agreement with respect to, any merger, consolidation or business combination, any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities or any material change in its capitalization, or any entry into a material contract or any release or relinquishment of any material contract rights, not in the ordinary course of business; (e) propose or adopt any amendments to its charter or by-laws; (f) enter into, assign or terminate, or amend in any material respect, any contract other than in the ordinary course of business; (g) acquire, dispose of, encumber or relinquish any material asset (other than sale of real properties at prices equal to or greater than their carrying values); (h) waive, compromise or settle any right or claim that would adversely affect the ownership, operation or value of any asset; (i) make any capital expenditures other than in the ordinary course of business; (j) allow or permit the expiration, termination or cancellation of any of the insurance policies or coverages or surety bonds currently maintained by or on behalf of the Company unless replaced with a policy, coverage or bond having substantially the same coverage and similar terms and conditions; (k) increase, directly or indirectly, the salary or other compensation of any officer or member of management, enter into any employment agreement with any person or pay or enter into any agreement to pay any bonuses or other extraordinary compensation to any officer of the Company or its Subsidiaries or to any member of management or other employees, or institute any general increase in rates of compensation for its employees, or increase, directly or indirectly, any provisions or other benefits of any of such persons; or (l) waive, settle or compromise any material litigation or other claim on a basis materially adverse to the Company.

     SECTION 5.07 Technology.  On or about the Closing Date, the Seller will
                  ----------
enter into an agreement to acquire the source code to the MPact Technology and "Chromatic Technology" and a license from ATI to use certain intellectual property substantially in accordance with the terms of the Source Code Purchase Agreement in the form attached as Exhibit F. In the event the Source Code Purchase Agreement is not closed and the rights described therein not acquired by the Closing Date of this Agreement, Buyer shall be excused from performance of this Agreement.

     SECTION 5.08 Protective Rights.  The Company shall take no action for a
                  -----------------
period of three years with respect to its Series A Preferred Stock resulting in any change in any of the terms, rights and preferences, any additional issuances, the declaration of any dividends or distributions, or any redemptions of the Series A Preferred Stock.

     SECTION 5.09 Opinion.  At the Closing, counsel for the Seller shall deliver
                  -------
to Buyer a legal opinion to the effect that:

          (i) This Agreement is binding on and enforceable against the Seller and MAX and has been duly approved.

          (ii) The 3,000,000 shares acquired at the Closing from Donald G. McLellan, Trustee, pursuant to the Assignment, are fully registered for resale under a Form SB-2 registration statement.

          (iii) The Source Code Purchase Agreement is binding on and enforceable against the parties thereto.

     SECTION 5.10 Registration.  The shares issued pursuant to this Agreement
                  ------------
shall be registered for resale in the United States pursuant to a Form S-3 registration statement that the Company will file as soon as practicable after becoming eligible to use SEC Form S-3, which is anticipated to occur in July 1999. The Company will file such Form S-3 and use all commercially reasonable efforts to have it declared effective as soon as practicable following review by the Securities and Exchange Commission.

     SECTION 5.11 Nevada Fair Price Provision.  The Company waives the
                  ---------------------------
applicability of Nevada Revised Statute 78.387 through 78.3792, inclusive, to this Agreement and the transaction contemplated hereby.

     SECTION 5.12 SEC Reports.  Certain beneficial owners of Buyer may be
                  -----------
required to file reports with the SEC regarding their ownership of and transactions in the Seller's common stock, including reports on Schedule 13D or G and Forms 3, 4 and 5. The Company will assist Buyer and its principals in completing these forms provided it is furnished with the information requested to make such filings.

     SECTION 5.13 Insurance.  Seller shall provide that its existing policy of
                  ---------
director and office liability insurance shall extend coverage to all persons serving on the Board of Directors of the Company.

     SECTION 5.14 Divestitures.  Seller represents that it has or is in the
                  -------------
process of divesting its subsidiaries Voxcom Systems, Inc., Home Business Group, Inc., and AmeraPress, Inc. Seller agrees that none of the proceeds of the sale of the Shares shall be used to repay any indebtedness of any such divested subsidiary or to fund the costs of divestiture.

                                      VI.

                                 MISCELLANEOUS

     SECTION 6.01 Expenses.  Each party hereto will pay its own expenses in
                  --------
connection with the transactions contemplated hereby, whether or not such transactions shall be consummated. Seller shall pay out of the proceeds of the Purchase Price deposited pursuant to the Joint Escrow Instructions the fees payable to Jay Powell, Inlet Investments, Inc. and the Escrow Agent.

     SECTION 6.02 Survival of Agreements.  All covenants, agreements,
                  ----------------------
representations and warranties made herein shall survive the execution and delivery of this Agreement and the sale and delivery of the Shares pursuant hereto.

     SECTION 6.03 Certain Rules of Interpretation. Any information disclosed in
                  -------------------------------
any schedule attached hereto or any certificate furnished in connection herewith shall be deemed disclosed wherever otherwise required, and for all purposes, under this Agreement, whether or not specific reference was made thereto. Inclusion of any information in a schedule or exhibit shall not be deemed an admission as to the materiality of such information or otherwise alter or affect the provisions of the representation or warranty to which the schedule or exhibit relates.

     SECTION 6.04 Parties in Interest. All covenants and agreements contained in
                  -------------------
this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

     SECTION 6.05 Notices.  All notices, requests, consents, or other
                  -------
communications hereunder shall be in writing and shall be delivered personally or by courier or mailed by first class registered or certified mail, postage prepaid, in either case addressed as follows:

     (a)  if to the Buyer

               Jasper Resources Ltd.
               ________________________________

     (b)  if to the Seller

               Voxcom Holdings, Inc.
               8115 Preston Road
               Suite 800 - East
               Dallas, Texas 75225
               Attention: Don McLellan
or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others. Any such communication shall be deemed given when actually delivered to the address indicated.

     SECTION 6.06 LAW GOVERNING.  THIS AGREEMENT SHALL BE GOVERNED BY AND
                  -------------
CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPALS OF CONFLICTS OF LAWS THEREOF.

     SECTION 6.07 Entire Agreement. This Agreement, along with the Schedules and
                  ----------------
Exhibits attached hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except in writing.

     SECTION 6.08 Counterparts.  This Agreement, including all agreements
                  ------------
executed and delivered hereunder, may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 6.09 Time.  Time is of the essence of this Agreement.
                  ----

     IN WITNESS WHEREOF, each of the Sellers and the Buyer has executed this Agreement or caused this Agreement to be executed on its behalf by its duly authorized representative, as of the day and year first above written.

                              VOXCOM HOLDINGS, INC.


                              By: /s/ Donald G. McLellan
                                 -------------------------------------
                                    Donald G. McLellan, President

                              MAXpc TECHNOLOGIES, INC.


                              By: /s/ Donald G. McLellan
                                 ----------------------------------------
                                    Donald G. McLellan, Vice President

                              Jasper Resources Ltd.


                              By:  /s/ Brahil Santos
                                 ---------------------------------------------
                                    Brahil Santos, Attorney-in-Fact



                   EXHIBITS ATTACHED AS EXHIBITS TO FORM 8-K